UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 7, 2008
BRIGHTPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

0-23494	35-1778566

(Commission File Number)	(IRS Employer Identification No.)

2601 Metropolis Parkway, Suite, 210 Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
(317) 707-2355

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 7, 2008, Brightpoint, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2007.
In the release, we have provided income from continuing operations and earnings per share on both a U.S. GAAP basis and an as adjusted non-GAAP basis because the Company’s management believes it provides meaningful information to investors. Among other things, it may assist investors in evaluating the Company’s on-going operations. Adjustments to earnings per share from continuing operations generally include certain non-cash charges such as stock based compensation and amortization of acquired finite lived intangible assets as well as other items that are considered to be unusual or infrequent in nature such as restructuring charges. Non-GAAP earnings per share is calculated by dividing non-GAAP income from continuing operations by non-GAAP weighted average common shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the calculation of weighted average common shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the U.S. GAAP treasury stock method. We believe these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business and to evaluate results relative to incentive compensation targets for certain employees. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to measures of financial performance prepared in accordance with U.S. GAAP.
Non-GAAP adjustments for the three months ended December 31, 2007 primarily include:
•	$8.5 million restructuring charges, consisting of a charge of $7.1 million in connection with terminating Dangaard Telecom’s implementation of SAP enterprise resource planning and related software and a $1.4 million charge in connection with consolidating the Brightpoint and Dangaard operations in Germany.

•	$5.7 million of non-cash amortization expense related to intangible assets acquired in connection with the CellStar and Dangaard Telecom transactions.

•	$1.6 million of non-cash stock based compensation expense.

•	$0.7 million of incremental costs related to integrating the Dangaard Telecom acquisition.

•	$4.9 million tax impact of items described above.
Non-GAAP adjustments for the twelve months ended December 31, 2007 primarily include:
•	$8.7 million restructuring charges, consisting of a charge of $7.1 million in connection with terminating Dangaard Telecom’s implementation of SAP enterprise resource planning and related software and a $1.6 million charge in connection with consolidating the Brightpoint and Dangaard operations in Germany.

•	$10.2 million of non-cash amortization expense related to intangible assets acquired in connection with the CellStar and Dangaard Telecom transactions.

•	$6.1 million of non-cash stock based compensation expense.

•	$4.2 million of incremental costs related to integrating the Dangaard Telecom and CellStar acquisitions and initial charges taken in connection with other longer-term cost saving initiatives.

•	$25.5 million tax impact of items described above, including $14.1 million tax benefit related to the reversal of valuation allowances on certain foreign tax credit carryforwards and $2.1 million tax benefit resulting from a reduction in the statutory tax rate in Germany.
Non-GAAP adjustments for the three and twelve months ended December 31, 2006 consist of pre-tax non-cash stock based compensation expense of $1.9 million and $6.0 million, respectively.
A copy of the press release is annexed as exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, nor shall it be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press Release of Brightpoint, Inc. dated February 7, 2008
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, Inc. (Registrant)
By:	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President, Chief Financial Officer and Treasurer

Date: February 7, 2008